November 2024

Pricing Supplement No. 4,512

Registration Statement Nos. 333-275587; 333-275587-01

Dated November 22, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities and Treasury Bonds

Buffered Jump Securities with Auto-Callable Feature due November 30, 2026

All Payments on the Securities Based on the Worst Performing of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide for a minimum payment at maturity of only 20% of the stated principal amount. The securities will be automatically redeemed if the closing level of each of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF, which we refer to as the underlyings, on the first determination date is greater than or equal to 100% of its respective initial level, which we refer to as the respective call threshold level, for an early redemption payment of $1,280 per security, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than its respective call threshold level, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the worst performing underlying. If the securities have not previously been redeemed and the final level of either underlying is less than or equal to its respective call threshold level but neither underlying has decreased by an amount greater than the specified buffer amount from its respective initial level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final level of either underlying is less than its respective initial level by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Accordingly, investors may lose up to 80% of the stated principal amount of the securities. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying closes at or above the respective call threshold level on the first determination date or above the respective call threshold level on the final determination date, respectively, and the buffer feature that applies to only a limited range of performance of the underlyings. Because all payments on the securities are based on the worst performing of the underlyings, a decline of more than 20% by either underlying will result in a loss of your investment, even if the other underlying has appreciated or has not declined as much. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Nikkei Stock Average (the “NKY Index”) and iShares® 20+ Year Treasury Bond ETF (the “TLT Shares”)
Aggregate principal amount:	$6,471,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	November 22, 2024
Original issue date:	November 27, 2024 (3 business days after the pricing date)
Maturity date:	November 30, 2026
Early redemption:

If, on the first determination date, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

The securities will not be redeemed early on the early redemption date if the closing level of either underlying is below its respective call threshold level on the first determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount of $1,280, as set forth under “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

The determination dates are subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.

Early redemption date:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below.  If such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Call threshold level:	With respect to the NKY Index, 38,283.85, which is 100% of its initial level With respect to the TLT Shares, $90.39, which is 100% of its initial level
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than its respective call threshold level:

$1,000 + ($1,000 × underlying percent change of the worst performing underlying)

●If the final level of either underlying is less than or equal to its respective call threshold level but neither of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000

●If the final level of either underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 × (underlying performance factor of the worst performing underlying + 20%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$962.30 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$22.50	$977.50
Total	$6,471,000	$145,597.50	$6,325,402.50

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $22.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)See “Use of proceeds and hedging” on page 32.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023  Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due November 30, 2026

All Payments on the Securities Based on the Worst Performing of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF

Principal at Risk Securities

Terms continued from previous page:
Buffer amount:

With respect to each of the underlyings, 20%. As a result of the buffer amount of 20%, the value at or above which each of the underlyings must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the NKY Index, 30,627.08, which is 80% of its initial level

With respect to the TLT Shares, $72.312, which is 80% of its initial level

Minimum payment at maturity:	$200 per security (20% of the stated principal amount)
Initial level:	With respect to the NKY Index, 38,283.85, which is its closing level on the pricing date With respect to the TLT Shares, $90.39, which is its closing level on the pricing date
Closing level:

With respect to the NKY Index, the index closing value for such underlying on any index business day

With respect to the TLT Shares, the closing price for such underlying on any trading day times the adjustment factor on such day

Final level:	With respect to the NKY Index, the closing level on the final determination date With respect to the TLT Shares, the closing level on the final determination date
Adjustment factor:	With respect to the TLT Shares, 1.0, subject to adjustment in the event of certain events affecting the TLT Shares
Worst performing underlying:	The underlying with the lesser underlying performance factor
Underlying percent change:	With respect to each underlying, (final level - initial level) / initial level
Underlying performance factor:	With respect to each underlying, the final level divided by the initial level
CUSIP / ISIN:	61776WML4 / US61776WML45
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Date and Early Redemption Payment

Determination Dates		Early Redemption Date		Early Redemption Payment (per $1,000 Security)
1st determination date:	11/25/2025	1st early redemption date:	12/1/2025	$1,280
Final determination date:	11/24/2026	See “Maturity date” above.		See “Payment at maturity” above.

November 2024 Page 2

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due November 30, 2026

All Payments on the Securities Based on the Worst Performing of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF

Principal at Risk Securities

Investment Summary

Buffered Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Buffered Jump Securities with Auto-Callable Feature due November 30, 2026 All Payments on the Securities Based on the Worst Performing of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF on the first determination date is greater than or equal to its respective call threshold level, for an early redemption payment of $1,280 per security, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than its respective call threshold level, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the worst performing underlying. If the securities have not previously been redeemed and the final level of either underlying is less than or equal to its respective call threshold level but neither underlying has decreased by an amount that is greater than the specified buffer amount from its respective initial level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final level of either underlying is less than its respective initial level by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount of the securities. Accordingly, investors in the securities may lose up to 80% of the stated principal amount of the securities.

Maturity:	Approximately 2 years
Automatic early redemption:

If, on the first determination date, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount as follows:

●1st determination date:

$1,280

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than its respective call threshold level:

$1,000 + ($1,000 × underlying percent change of the worst performing underlying)

●If the final level of either underlying is less than or equal to its respective call threshold level but neither of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000

●If the final level of either underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 × (underlying performance factor of the worst performing underlying + 20%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

November 2024 Page 3

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due November 30, 2026

All Payments on the Securities Based on the Worst Performing of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $962.30.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amount, the call threshold levels, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2024 Page 4

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due November 30, 2026

All Payments on the Securities Based on the Worst Performing of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF on the first determination date is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

When each underlying closes at or above its respective call threshold level on the first determination date, the securities will be automatically redeemed for the early redemption payment on the early redemption date. Investors do not participate in any appreciation in either underlying.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying closes above its respective call threshold level. At maturity, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the worst performing underlying.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the return of principal at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes at or below its respective call threshold level, but neither of the underlyings has decreased by an amount greater than the specified buffer amount from its respective initial level. At maturity, investors will receive a cash payment equal to $1,000 per $1,000 security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective initial level by an amount greater than the buffer amount of 20%. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the worst performing underlying from its respective initial level beyond the buffer amount. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 80% of their investment in the securities.

November 2024 Page 5

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due November 30, 2026

All Payments on the Securities Based on the Worst Performing of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on the first determination date, and the payment at maturity will be determined by reference to the closing level of each underlying on the final determination date. The actual initial levels and call threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount as follows:

●1st determination date:

$1,280

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than its respective call threshold level:

$1,000 + ($1,000 × underlying percent change of the worst performing underlying)

●If the final level of either underlying is less than or equal to its respective call threshold level but neither of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000

●If the final level of either underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 × (underlying performance factor of the worst performing underlying + 20%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the NKY Index: 32,000 With respect to the TLT Shares: $90.00
Hypothetical Call Threshold Level:	With respect to the NKY Index: 32,000, which is 100% of its hypothetical initial level With respect to the TLT Shares: $90.00, which is 100% of its hypothetical initial level

November 2024 Page 6

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due November 30, 2026

All Payments on the Securities Based on the Worst Performing of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF

Principal at Risk Securities

Automatic Call:

Example 1 — The securities are redeemed following the first determination date.

Date	NKY Closing Level	TLT Shares Closing Value	Payment (per Security)
1st Determination Date	40,500 (at or above the call threshold level)	$150.00 (at or above the call threshold level)	$1,280

In this example, on the first determination date, the closing level of each underlying is at or above the respective call threshold level. Therefore, the securities are automatically redeemed on the early redemption date. Investors will receive a payment of $1,280 per security on the early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in either underlying.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective call threshold level(s) on the first determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	NKY Index Final Level	TLT Shares Final Level	Payment at Maturity (per Security)
Example 1:	35,200 (above its call threshold level)	$108.00 (above its call threshold level)	$1,000 + ($1,000 × 10%) = $1,100
Example 2:	30,400 (at or below its call threshold level but has not decreased from the initial level by an amount greater than the buffer amount of 20%)	$108.00 (above its call threshold level)	$1,000
Example 3:	40,000 (above its call threshold level)	$45.00 (at or below its call threshold level and has decreased from the initial level by an amount greater than the buffer amount of 20%)	$1,000 × [($45.00 / $90.00) + 20%] = $700
Example 4:	3,200 (at or below its call threshold level and has decreased from the initial level by an amount greater than the buffer amount of 20%)	$67.50 (at or below its call threshold level and has decreased from the initial level by an amount greater than the buffer amount of 20%)	$1,000 × [(3,200 / 32,000) + 20%] = $300

In example 1, the final level of each underlying is above its respective call threshold level. The NKY index has appreciated 10% while the TLT Shares have appreciated by 20%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 100% of the appreciation of the worst performing underlying, which is the NKY Index in this example. Investors receive $1,100 per security at maturity.

In example 2, the final level of one of the underlyings is above its respective call threshold level, while the final level of the other underlying has decreased from its respective call threshold level, but neither of the underlyings has decreased from its respective initial level by an amount greater than the buffer amount of 20%. The TLT Shares have increased 20% from the initial level to the final level and the NKY Index has declined 5% from its initial level to its final level. Therefore, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security. Investors do not participate in any appreciation in either underlying.

In example 3, the final level of one of the underlyings is above its respective call threshold level, but the final level of the other underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%. Therefore, investors are exposed at maturity to the downside performance of the worst performing underlying beyond the buffer amount. The NKY Index has increased 25% from its initial level to its final level and the TLT Shares have declined 50% from the initial level to the final level. Therefore, investors receive a payment at maturity of $700 per security.

In example 4, the final level of each of the underlyings has decreased from its respective initial level by an amount greater than the buffer amount of 20%. Therefore, investors are exposed at maturity to the downside performance of the worst performing

November 2024 Page 7

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due November 30, 2026

All Payments on the Securities Based on the Worst Performing of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF

Principal at Risk Securities

underlying beyond the buffer amount. The TLT Shares have declined 25% from the initial level to the final level and the NKY Index has declined 90% from its initial level to its final level. Therefore, investors receive a payment at maturity of $300 per security.

If the securities are not redeemed prior to maturity and the final level of either underlying has decreased by more than the buffer amount of 20% from its respective initial level, you will be exposed at maturity to the downside performance of the worst performing underlying beyond the specified buffer amount, and your payment at maturity will be less than the stated principal amount per security. Under these circumstances, you will lose some, and up to 80%, of your investment in the securities.

November 2024 Page 8

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due November 30, 2026

All Payments on the Securities Based on the Worst Performing of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide for a minimum payment at maturity of only 20% of your principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest and provide for a minimum payment at maturity of only 20% of the stated principal amount of the securities. If the securities have not been automatically redeemed prior to maturity and the final level of either underlying has decreased from the respective initial level by an amount greater than the buffer amount of 20%, you will be exposed to the decline in the value of the worst performing underlying, as compared to its respective initial level, beyond the buffer amount, and you will receive for each security that you hold at maturity an amount that is less than the stated principal amount. You could lose up to 80% of your investment.

￭If the securities are redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for the first determination date. If each underlying closes at or above its respective call threshold level on the first determination date, the securities will be automatically redeemed. In this scenario, the appreciation potential of the securities is limited to the fixed early redemption payment specified for the first determination date, and no further payments will be made on the securities once they have been redeemed. In addition, if the securities are redeemed prior to maturity, you will not participate in any appreciation of either underlying, which could be significant. Moreover, the fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the worst performing underlying had the securities not been automatically redeemed and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective initial level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings and the securities constituting the NKY Index and the ICE U.S. Treasury 20+ Year Bond Index (“the share underlying index”), ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or securities markets generally and which may affect the levels of the underlyings, odividend rates on the securities constituting the NKY Index and the share underlying index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the securities constituting the NKY Index and the share underlying index,

othe occurrence of certain events affecting the TLT Shares that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated

November 2024 Page 9

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due November 30, 2026

All Payments on the Securities Based on the Worst Performing of the Nikkei Stock Average and the iShares® 20+ Year Treasury Bond ETF

Principal at Risk Securities

principal amount of $1,000 per security if the price of either underlying at the time of sale is near or below 80% of its respective initial level or if market interest rates rise.

You cannot predict the future performance of either underlying based on its historical performance. If the final level of either of the underlyings is less than 80% of its respective initial level, you will be exposed on a 1-to-1 basis to the decline in the final level of the worst performing underlying beyond the buffer amount. There can be no assurance that you will not lose some or a significant portion of your investment. See “Nikkei Stock Average Overview” and “iShares® 20+ Year Treasury Bond ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlyings or the securities composing the NKY Index or the share underlying index. Investing in the securities is not equivalent to investing in the underlyings, in the share underlying index or the securities that constitute the NKY Index or the share underlying index. Investors in the securities will not participate in any positive performance of either underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities that constitute the NKY Index or the share underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed at any point other than the specified early redemption date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the

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Principal at Risk Securities

inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings or the share underlying index), including taking positions in the TLT Shares and the securities constituting the NKY Index or the share underlying index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of either of the underlyings and, therefore, could increase (i) the level at or above which such underlying must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the level at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlyings on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the call threshold levels and the final levels, whether the securities will be redeemed on the early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market

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disruption events and the selection of a successor index or calculation of the closing price or index closing value, as applicable, of either underlying in the event of a market disruption event or discontinuance of the NKY Index or the share underlying index. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of the determination dates,” “—Discontinuance of the NKY Index; alteration of method of calculation,” “—Discontinuance of the TLT Shares and/or the share underlying index; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please note that the discussions in this document concerning the U.S. federal income tax consequences of an investment in the securities supersede the discussions contained in the accompanying prospectus supplement.

Subject to the discussion under “United States Federal Taxation” in this document, although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders (as defined below) should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

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Both U.S. and Non-U.S. Holders should read carefully the discussion under “United States Federal Taxation” in this document and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by either underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive the early redemption payment, each underlying must close at or above its respective call threshold level on the first determination date. In addition, if the securities have not been redeemed and at least one underlying has decreased by more than 20% from its respective initial level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying beyond the buffer amount, even if the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such payment at maturity will be less than the stated principal amount. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that the final level of either underlying will decline to below 80% of its respective initial level than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The NKY Index is linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭Adjustments to the NKY Index could adversely affect the value of the securities. The publisher of the NKY Index may add, delete or substitute the component securities of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of the NKY Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the securities will be redeemed on the early redemption date or the payment at maturity, as applicable, will be based on whether the value of such underlying, based on the closing prices of the securities constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, is greater than or equal to the call threshold level or 80% of such initial level, as applicable (depending also on the performance of the other underlying).

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Principal at Risk Securities

￭The iShares® 20+ Year Treasury Bond ETF is subject to significant risks, including interest rate-related risks and credit-related risks. The iShares® 20+ Year Treasury Bond ETF invests in U.S. dollar-denominated fixed-income securities. However, the performance of the iShares® 20+ Year Treasury Bond ETF to which the securities are linked will reflect only changes in the market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF and will not reflect interest payments on these bonds. As a result, the performance of the iShares® 20+ Year Treasury Bond ETF will be less, and perhaps significantly less, than the return that would be realized by a direct investment in the iShares® 20+ Year Treasury Bond ETF. The market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are volatile and will be significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuers of these bonds.

In general, the value of bonds is significantly affected by changes in current market interest rates. As interest rates rise, the prices of bonds, including those held by the iShares® 20+ Year Treasury Bond ETF, are likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The iShares® 20+ Year Treasury Bond ETF holds U.S. Treasury securities with a remaining maturity of greater than 20 years and as a result will be particularly sensitive to interest rate changes. As a result, rising interest rates will likely cause the value of the bonds held by the iShares® 20+ Year Treasury Bond ETF and the value of the securities to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

osentiment regarding the U.S. and global economies;

oexpectations regarding the level of price inflation;

osentiment regarding credit quality in the U.S. and global credit markets;

ocentral bank policy regarding interest rates; and

operformance of capital markets.

In addition, the prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are significantly influenced by the creditworthiness of the issuers of those bonds. The issuers of the bonds held by bond ETFs may have their credit ratings downgraded or their credit spreads may widen significantly. Following a ratings downgrade by any credit rating agency or the widening of credit spreads, some or all of the bonds held by the iShares® 20+ Year Treasury Bond ETF may suffer significant and rapid price declines.

￭Adjustments to the TLT Shares or the share underlying index could adversely affect the value of the securities. The investment adviser to the iShares® 20+ Year Treasury Bond ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the securities composing the iShares® 20+ Year Treasury Bond ETF. Any of these actions could adversely affect the price of the TLT Shares and, consequently, the value of the securities. Intercontinental Exchange (“ICE”) is responsible for calculating and maintaining the share underlying index. ICE may add, delete or substitute the securities constituting the share underlying index or make other methodological changes that could change the value of the share underlying index. ICE may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the TLT Shares, and consequently, the value of the securities.

￭The performance and market price of the TLT Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of such TLT Shares. The TLT Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the TLT Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the TLT Shares and the share underlying index. In addition, because the shares of the TLT Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the TLT Shares may differ from the net asset value per share of the TLT Shares.

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Principal at Risk Securities

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the TLT Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the TLT Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the TLT Shares, and their ability to create and redeem shares of the TLT Shares may be disrupted. Under these circumstances, the market price of shares of the TLT Shares may vary substantially from the net asset value per share of the TLT Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the TLT Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the TLT Shares. Any of these events could materially and adversely affect the price of the shares of the TLT Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the TLT Shares on the final determination date, even if the any of the TLT Shares is underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the TLT Shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the TLT Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the TLT Shares. However, the calculation agent will not make an adjustment for every event that can affect the TLT Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

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Nikkei Stock Average Overview

The Nikkei Stock Average, which we also refer to as the Nikkei 225 Index, is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei. The Nikkei Stock Average measures the composite price performance of 225 underlying stocks, which represent a broad cross-section of Japanese industries, trading on the Prime Market of the Tokyo Stock Exchange (the “TSE”). Stocks must be listed on the Prime Market of the TSE in order to be included in the Nikkei Stock Average. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average) be included in the Nikkei Stock Average. Nikkei first calculated and published the Nikkei Stock Average in 1970. The 225 companies included in the Nikkei Stock Average are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities. For additional information about the Nikkei Stock Average, see the information set forth under “Nikkei Stock Average” in the accompanying index supplement.

Information as of market close on November 22, 2024:

Bloomberg Ticker Symbol:	NKY	52 Week High (on 7/11/2024):	42,224.02
Current Index Value:	38,283.85	52 Week Low (on 8/5/2024):	31,458.42
52 Weeks Ago:	33,451.83

The following graph sets forth the daily index closing values of the NKY Index for the period from January 1, 2019 through November 22, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the NKY Index for each quarter in the same period. The index closing value of the NKY Index on November 22, 2024 was 38,283.85. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the NKY Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the NKY Index at any time, including on the determination dates.

NKY Index Daily Index Closing Values January 1, 2019 to November 22, 2024

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Principal at Risk Securities

Nikkei Stock Average	High	Low	Period End
2019
First Quarter	21,822.04	19,561.96	21,205.81
Second Quarter	22,307.58	20,408.54	21,275.92
Third Quarter	22,098.84	20,261.04	21,755.84
Fourth Quarter	24,066.12	21,341.74	23,656.62
2020
First Quarter	24,083.51	16,552.83	18,917.01
Second Quarter	23,178.10	17,818.72	22,288.14
Third Quarter	23,559.30	21,710.00	23,185.12
Fourth Quarter	27,568.15	22,977.13	27,444.17
2021
First Quarter	30,467.75	27,055.94	29,178.80
Second Quarter	30,089.25	27,448.01	28,791.53
Third Quarter	30,670.10	27,013.25	29,452.66
Fourth Quarter	29,808.12	27,528.87	28,791.71
2022
First Quarter	29,332.16	24,717.53	27,821.43
Second Quarter	28,246.53	25,748.72	26,393.04
Third Quarter	29,222.77	25,935.62	25,937.21
Fourth Quarter	28,383.09	26,093.67	26,094.50
2023
First Quarter	28,623.15	25,716.86	28,041.48
Second Quarter	33,706.08	27,472.63	33,189.04
Third Quarter	33,753.33	31,450.76	31,857.62
Fourth Quarter	33,681.24	30,526.88	33,464.17
2024
First Quarter	40,888.43	33,288.29	40,369.44
Second Quarter	39,838.91	37,068.35	39,583.08
Third Quarter	42,224.02	31,458.42	37,919.55
Fourth Quarter (through November 22, 2024)	39,910.55	37,808.76	38,283.85

Nikkei, the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225 Index are owned by Nikkei. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, Nikkei has no relationship to us or the securities; it does not sponsor, endorse, authorize, sell or promote the securities, and has no obligation or liability in connection with the administration, marketing or trading of the securities, or with the calculation of the return on your investment. For more information, see “Nikkei Stock Average” in the accompanying index supplement.

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iShares® 20+ Year Treasury Bond ETF Overview

The iShares® 20+ Year Treasury Bond ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, to an index composed of U.S. Treasury bonds with remaining maturities of twenty years or more. On March 31, 2016, the iShares® 20+ Year Treasury Bond ETF ceased tracking the Barclays U.S. Treasury Bond Index and began tracking the ICE U.S. Treasury 20+ Year Bond Index. The iShares® 20+ Year Treasury Bond ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® 20+ Year Treasury Bond ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® 20+ Year Treasury Bond ETF is accurate or complete.

Information as of market close on November 22, 2024:

Bloomberg Ticker Symbol:	TLT UQ	52 Week High (on 9/16/2024):	$101.31
Current Share Price:	$90.39	52 Week Low (on 4/24/2024):	$87.50
52 Weeks Ago:	$90.88

The following graph sets forth the daily closing prices of the TLT Shares for the period from January 1, 2019 through November 22, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the TLT Shares for each quarter in the same period. The closing price of the TLT Shares on November 22, 2024 was $90.39. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the TLT Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the TLT Shares at any time, including on the determination dates.

TLT Shares Daily Closing Prices January 1, 2019 to November 22, 2024

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Principal at Risk Securities

iShares® 20+ Year Treasury Bond ETF (CUSIP 464287432)	High ($)	Low ($)	Period End ($)
2019
First Quarter	126.54	118.66	126.44
Second Quarter	132.88	122.23	132.82
Third Quarter	147.80	130.10	143.06
Fourth Quarter	146.00	134.91	135.54
2020
First Quarter	170.67	136.77	165.00
Second Quarter	171.14	156.10	163.94
Third Quarter	171.54	161.16	163.30
Fourth Quarter	163.37	155.18	157.73
2021
First Quarter	157.55	133.94	135.69
Second Quarter	145.75	135.64	144.29
Third Quarter	151.73	144.09	144.31
Fourth Quarter	154.32	141.52	148.14
2022
First Quarter	144.29	128.72	132.19
Second Quarter	132.30	108.82	114.85
Third Quarter	119.99	100.96	102.50
Fourth Quarter	109.44	92.40	99.61
2023
First Quarter	108.68	99.46	106.25
Second Quarter	108.51	100.30	102.92
Third Quarter	102.98	88.39	88.73
Fourth Quarter	100.51	82.76	98.88
2024
First Quarter	98.69	92.20	94.60
Second Quarter	94.66	87.50	91.83
Third Quarter	101.31	89.96	98.14
Fourth Quarter (through November 22, 2024)	98.50	89.86	90.39

This document relates only to the securities referenced hereby and does not relate to the TLT Shares.  We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the TLT Shares (and therefore the price of the TLT Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the TLT Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the TLT Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the TLT Shares.

iShares® is a registered trademark of BlackRock Fund Advisors (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

ICE U.S. Treasury 20+ Year Bond Index. The ICE U.S. Treasury 20+ Year Bond Index is a market value weighted index calculated, published and disseminated daily by Intercontinental Exchange (“ICE”). The index is designed to measure the U.S. Treasury market and includes U.S. dollar-denominated, fixed rate securities with terms to maturity greater than or equal to twenty years.

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Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the NKY Index, Nikkei Inc. or any successor thereof
Share underlying index:	With respect to the TLT Shares, ICE U.S. Treasury 20+ Year Bond Index
Share underlying index publisher:	Intercontinental Exchange or any successor thereof
Postponement of the maturity date and early redemption date:

If any determination date is postponed due to a non-index business day or non-trading day, as applicable, or certain market disruption events so that it falls less than two business days prior to the relevant scheduled early redemption date or maturity date, the early redemption date or maturity date will be postponed to the second business day following that determination date as postponed, and no adjustment will be made to any early redemption payment or the payment at maturity made on such postponed date.

Postponement of the determination dates:

The determination dates are subject to postponement due to non-index business days, non-trading days or certain market disruption events, as described in the following paragraph.

If any scheduled determination date is not an index business day with respect to the NKY Index or a trading day with respect to the TLT Shares, or if there is a market disruption event with respect to either underlying occurs on such day, the determination date shall be the next succeeding index business day or trading day, as applicable, on which no market disruption event will have occurred with respect to such affected underlying; provided that if a market disruption event has occurred on each of the five consecutive index business days or trading days, as applicable, immediately succeeding such scheduled determination date, then (i) such fifth succeeding index business day or trading day, as applicable, shall be deemed to be the relevant determination date for such affected underlying notwithstanding the occurrence of a market disruption event on such day and (ii) with respect to any such fifth index business day or trading day, as applicable, on which a market disruption event occurs, the calculation agent will (i) if the affected underlying is the NKY Index, determine the index closing value of such underlying on such date in accordance with the formula for and method of calculating such underlying last in effect prior to the commencement of the market disruption event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such index business day of each security most recently constituting such underlying, and (ii) if the affected underlying is the TLT Shares, determine the closing price of the TLT Shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for the TLT Shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Relevant exchange:

With respect to the NKY Index or its successor index, the share underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

Trustee:	The Bank of New York Mellon
Calculation agent:

MS & Co.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the payment at maturity, if any, will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per security, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar

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Principal at Risk Securities

amounts, if any, paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the closing levels, what adjustments should be made, if any, to the adjustment factor with respect to the TLT Shares or whether a market disruption event has occurred. See “Market disruption event” and “Discontinuance of the NKY Index; alteration of method of calculation” and “Discontinuance of the TLT Shares and/or the share underlying index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:

With respect to the NKY Index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Trading day:

With respect to the TLT Shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Closing price:

Subject to the provisions set out under “Discontinuance of the TLT Shares and/or the share underlying index; alteration of method of calculation” below, the closing price for one share of the TLT Shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)if the TLT Shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the TLT Shares (or any such other security) are listed,

(ii)if the TLT Shares (or any such other security) are securities of the Nasdaq, the official closing price of the TLT Shares published by the Nasdaq on such day, or

(iii)if the TLT Shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for the TLT Shares.

If the TLT Shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the TLT Shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the TLT Shares (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for the TLT Shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the TLT Shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the TLT Shares and/or the share underlying index; alteration of method of calculation” below.

Market disruption event:	With respect to the NKY Index, market disruption event means:

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Principal at Risk Securities

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b)a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c)the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the NKY Index, if trading in a security included in such underlying is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying shall be based on a comparison of (x) the portion of the value of such underlying attributable to that security relative to (y) the overall value of such underlying, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to the NKY Index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to the TLT Shares, market disruption event means:

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of the TLT Shares on the primary market for the TLT Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the TLT Shares as a result of which the reported trading prices for the TLT Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the TLT Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b)a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for the TLT Shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal

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Principal at Risk Securities

trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c)the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index will be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the underlying shares or in the futures or options contract related to the share underlying index or the TLT Shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the TLT Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the TLT Shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the TLT Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the TLT Shares, see “Discontinuance of the TLT Shares and/or the share underlying index; alteration of method of calculation” below.

Discontinuance of the NKY Index; alteration of method of calculation:

If the NKY Index publisher discontinues publication of the NKY Index and the NKY Index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to such discontinued NKY Index (such index being referred to herein as the “successor index”), then any subsequent index closing value for such affected NKY Index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that such index closing value is to be determined, and to the extent the index closing value of the successor index differs from the index closing value of the NKY Index at the time of such substitution, proportionate adjustments will be made by the calculation agent to the relevant initial level, call threshold level and buffer amount.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If the NKY Index publisher discontinues publication of the NKY Index or the successor index prior to, and such discontinuance is continuing on, any determination date and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for the NKY Index for such date. The index closing value of the NKY Index or the successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most

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Principal at Risk Securities

recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying may adversely affect the value of the securities.

Discontinuance of the TLT Shares and/or the share underlying index; alteration of method of calculation:

If trading in the TLT Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the iShares® 20+ Year Treasury Bond ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of the TLT Shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for the TLT Shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of the TLT Shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index and the share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price for the TLT Shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any relevant date of calculation, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for the TLT Shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Antidilution adjustments:

The adjustment factor with respect to the TLT Shares shall be adjusted as follows:

If the TLT Shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for the TLT Shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the TLT Shares.

No adjustment to the adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any adjustment factor or method of calculating an adjustment factor and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

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Principal at Risk Securities

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

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Principal at Risk Securities

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the first determination date, give notice of the early redemption of the securities and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

In addition, we will not attempt to ascertain whether any issuer of any shares to which a security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a Non-U.S. Holder (as defined below) upon the sale, exchange or settlement of the securities. You should refer to information filed with the securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this document, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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General

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, a Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of the securities as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Settlement. A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. Any gain or loss recognized upon the sale, exchange or settlement of the securities should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at such time, and short-term capital gain or loss otherwise.

Potential Application of the Constructive Ownership Rule. Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Code. If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (the “Recharacterized Gain”), in which case an interest charge will be imposed. The amount of Recharacterized Gain (if any) that would be treated as ordinary income in respect of a Security will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of a Security over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code). Under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.” As a result of the terms of the securities, including the fact that the securities are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of Recharacterized Gain if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies

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to the securities. U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are also possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the payment on the securities at maturity and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with the payment on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

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Principal at Risk Securities

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

In general. Assuming the treatment of the securities as set forth above is respected, and subject to the discussions below concerning backup withholding and the possible application of Section 871(m) of the Code and the discussion above concerning the possible application of Section 897 of the Code, a Non-U.S. Holder of the securities generally will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussions regarding the possible application of Sections 871(m) and 897 of the Code and FATCA, if all or any portion of a security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the securities would not be subject to U.S. federal withholding tax, provided that:

●the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

●the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

●the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and

●the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form) on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the securities should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any payment made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussions below regarding Sections 871(m) and 897 of the Code and FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice referred to above.

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Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying security. Based on our determination that the securities do not have a delta of one with respect to any Underlying security, our counsel is of the opinion that the securities should not be Specified securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the securities – Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If the securities were recharacterized as debt instruments, FATCA would apply to any payment of amounts treated as interest and to payments of gross proceeds of the disposition (including upon retirement) of the securities. However, under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). If withholding were to apply to the securities, we would not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

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The discussion in the preceding paragraphs under “United States Federal Taxation,” insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the TLT Shares, in the securities constituting the NKY Index or the share underlying index, in futures and/or options contracts on the TLT Shares, the NKY Index or the share underlying index or the component securities listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying and, therefore, could increase (i) the level at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the level at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $22.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature

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and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the prospectus supplement, in the index supplement or in the prospectus.

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